UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

CME Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Senior Credit Facility

CME Group Inc. (the “Company” or “CME Group”) entered into a $1,416,000,000 senior credit facility, dated as of August 22, 2008, with certain financial institutions and other persons party thereto as lenders and Bank of America, N.A., as agent for such lenders (the “Senior Credit Facility”), which provides for term loans of up to $420,500,000 (the “Term Facility”) and for revolving loans of up to $995,500,000 (the “Revolving Credit Facility”). In addition, the Company may, at its option, so long as no default is continuing under the Senior Credit Facility, increase the Revolving Credit Facility from time to time to an aggregate amount of up to $1,084,000,000 with only the consent of the agent and the lenders providing the additional funds. Proceeds of the loans under the Senior Credit Facility can be used to finance, in part, the acquisition of NYMEX Holdings, Inc., a Delaware corporation (“NYMEX Holdings”), through the merger, effective as of August 22, 2008, of NYMEX Holdings (the “Merger”) with and into CMEG NY Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CME Group (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of March 17, 2008, and amended as of June 30, 2008, July 18, 2008 and August 7, 2008 (the “Merger Agreement”), by and among CME Group, Merger Sub, NYMEX Holdings and New York Mercantile Exchange, Inc., a Delaware non-stock corporation and a wholly-owned subsidiary of NYMEX Holdings (“NYMEX”), and to pay fees and expenses in connection therewith, to refinance certain existing indebtedness of NYMEX Holdings and, in the case of the Revolving Credit Facility, to provide ongoing working capital and other corporate purposes of the Company and its subsidiaries, including supporting issuances of commercial paper and financing dividends and stock repurchases.

The Senior Credit Facility is voluntarily prepayable from time to time without premium or penalty.

The availability of loans under the Senior Credit Facility after the closing date is subject to customary conditions, including the absence of any defaults thereunder and the accuracy of our representations and warranties contained therein in all material respects. The availability of the Senior Credit Facility on the closing date was subject to certain initial conditions precedent having been satisfied on the closing date, including consummation of the Merger and the accuracy of certain representations.

The Senior Credit Facility includes representations and warranties, covenants and events of default, including requirements that the Company maintain a minimum consolidated net worth, as well as customary limitations on liens on the assets of the Company and its significant subsidiaries, subsidiary indebtedness and fundamental changes, including mergers and consolidations of the Company and its significant subsidiaries, dispositions of all or substantially all of the consolidated assets of the Company and its subsidiaries taken as a whole or more than 50% of the voting stock of Chicago Mercantile Exchange Inc. (“CME”), Board of Trade of the City of Chicago, Inc. (“CBOT”) or NYMEX.

Bridge Credit Facility

The Company entered into a $1,284,000,000 364-day revolving loan facility, dated as of August 22, 2008, with certain financial institutions and other persons party thereto as lenders and Bank of America, N.A., as agent for such lenders (the “Bridge Credit Facility”). Proceeds of the loans under the Bridge Credit Facility can be used to finance, or support issuances of commercial paper to finance, in part, the Merger and to pay fees and expenses in connection therewith and to finance dividends and stock repurchases.

The Bridge Credit Facility is voluntarily prepayable from time to time without premium or penalty and is mandatorily prepayable with the net cash proceeds from the issuance of equity securities of the Company or the issuance of indebtedness by the Company or its subsidiaries, with certain exceptions (including an exclusion of the first $50.0 million of net cash proceeds from such debt issuances) and with the net cash proceeds from the disposition of assets of the Company or its subsidiaries, with certain exceptions (including an exclusion of the first $25.0 million of net cash proceeds from such dispositions).

The availability of loans under the Bridge Credit Facility after the closing date is subject to customary conditions, including the absence of any defaults thereunder and the accuracy of our representations and warranties contained therein in all material respects. The availability of the Bridge Credit Facility on the closing date was subject to certain initial conditions precedent having been satisfied on the closing date, including consummation of the Merger and the accuracy of certain representations.

The Bridge Credit Facility includes representations and warranties, covenants and events of default, including requirements that we maintain a minimum consolidated net worth, as well as customary limitations on liens on the assets of the Company and its significant subsidiaries, subsidiary indebtedness and fundamental changes, including mergers and consolidations of the Company and its significant subsidiaries, dispositions of all or substantially all of the consolidated assets of the Company and its subsidiaries taken as a whole or more than 50% of the voting stock of CME, CBOT or NYMEX.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 22, 2008, the Merger was consummated pursuant to the Merger Agreement. As a result of the Merger, Merger Sub continued as the surviving corporation under the name “CMEG NYMEX Holdings Inc.” and as a direct, wholly-owned subsidiary of CME Group, and the separate existence of NYMEX Holdings ceased.

Pursuant to the Merger Agreement, as of the effective time of the Merger, each share of common stock, par value $0.01 per share, of NYMEX Holdings (the “NYMEX Holdings Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than shares of NYMEX Holdings Common Stock owned by CME Group or NYMEX Holdings or any of their respective wholly-owned subsidiaries and other than shares of NYMEX Holdings Common Stock for which appraisal rights were sought under applicable law) was converted into the right to receive, at the election of each NYMEX Holdings stockholder, consideration in the form of cash or CME Group Class A common stock, par value $0.01 per share (the “CME Group Class A Common Stock”), plus cash in lieu of fractional shares. The cash consideration per share of NYMEX Holdings Common Stock for which a valid cash election was made is equal to $81.16, the sum of (i) $36.00 plus (ii) the product of (a) 0.1323 and (b) $341.3720, the average closing sale price, rounded to four decimal places, of CME Group Class A Common Stock on the Nasdaq Global Select Market (“NASDAQ”) (as reported in the Wall Street Journal, New York City edition) for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the Merger (the “Average CME Group Share Price”). The stock consideration per share of NYMEX Holdings Common Stock for which a valid stock election was made is 0.2378 shares of CME Group Class A Common Stock, which is equal to the cash consideration per share divided by the Average CME Group Share Price. The cash and stock consideration payable in the Merger was subject to proration based on an approximately $3.4 billion mandatory cash component. Because the mandatory cash component was undersubscribed, NYMEX Holdings stockholders who elected to receive stock consideration in the Merger will receive, per share of NYMEX Holdings Common Stock, approximately $7.29 in cash and 0.2164 shares of CME Group Class A Common Stock, plus additional cash in lieu of any fractional shares.

The CME Group Class A Common Stock will continue to trade on NASDAQ under the ticker symbol “CME.” The NYMEX Holdings Common Stock has been delisted and no longer trades on the New York Stock Exchange.

The issuance of CME Group Class A Common Stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-151577), filed with the Securities and Exchange Commission (the “SEC”) on June 11, 2008, and amended by Amendment No. 1 thereto, filed with the SEC and declared effective on July 21, 2008 (the “Form S-4”). The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the Form S-4 contains additional information about the Merger and the related transactions. Additional information about the Merger is also contained in Current Reports on Form 8-K filed by the Company and by NYMEX Holdings and incorporated by reference into the Joint Proxy Statement/Prospectus. A copy of the Company’s press release, dated August 22, 2008, announcing the closing of the Merger, is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the Company’s press release, dated August 27, 2008, announcing the final results of stockholder elections received in connection with the Merger, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Items 2.01 above and 5.03 below are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2008, each of the following former members of the NYMEX Holdings board of directors was designated and appointed to the Company’s board of directors, pursuant to the Merger Agreement:

James Newsome, Class I

Robert Steele, Class II

Dennis Suskind, Class III

A copy of the Company’s press release, dated August 22, 2008, announcing the three new members of the Company’s board of directors, is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2008, in connection with the Merger Agreement and as approved at the special meeting of stockholders of the Company on August 18, 2008, the Company amended and restated its Second Amended and Restated Certificate of Incorporation to reflect the changes contemplated by the Merger Agreement and described in the Joint Proxy Statement/Prospectus. Effective that same date, the Company amended and restated its Fourth Amended and Restated Bylaws to reflect the changes contemplated by the Merger Agreement and described in the Joint Proxy Statement/Prospectus. The Third Amended and Restated Certificate of Incorporation of the Company and the Fifth Amended and Restated Bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On August 22, 2008, the Company declared a special dividend of $5.00 per share of its CME Group Class A Common Stock and Class B common stock, as previously announced, payable on October 10, 2008, to shareholders of record as of September 25, 2008. A copy of the Company’s press release, dated August 22, 2008, announcing the declaration of the special dividend, is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after August 28, 2008, the date by which this Current Report must be filed pursuant to General Instruction B.1. of Form 8-K.

(b)	Pro forma financial information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after August 28, 2008, the date by which this Current Report must be filed pursuant to General Instruction B.1. of Form 8-K.

(c)	Exhibits.

See exhibit index hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

By:	/s/ Kathleen M. Cronin
Kathleen M. Cronin
Managing Director, General Counsel &
Corporate Secretary

Date: August 28, 2008

EXHIBIT INDEX

Exhibit 3.1	Third Amended and Restated Certificate of Incorporation of CME Group Inc.

Exhibit 3.2	Fifth Amended and Restated Bylaws of CME Group Inc.

Exhibit 10.1	Credit Agreement, dated as of August 22, 2008, among CME Group Inc., as Borrower, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent

Exhibit 10.2	364-Day Revolving Credit Agreement, dated as of August 22, 2008, by and among CME Group Inc., as Borrower, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent

Exhibit 99.1	Press Release (“CME Group Inc. Completes Acquisition of NYMEX Holdings, Inc.”), dated August 22, 2008, of CME Group Inc.

Exhibit 99.2	Press Release (“CME Group Announces Final Shareholder Election Results and Proration Factor in Connection With NYMEX Holdings Merger”), dated August 27, 2008 of CME Group Inc.

Exhibit 99.3	Press Release (“CME Group Announces New Members of Its Board of Directors and Special Dividend”), dated August 22, 2008, of CME Group Inc.